UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): February 29, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Due to a change in the administrator (from Mercer Trust Company to Vanguard) for the Emerson Electric Co. (“Emerson”) Employee Savings Investment Plan, Retirement Savings Plan, Profit Sharing Plan, Profit Sharing Retirement Plan for Divisions and Subsidiaries of Emerson Electric Co., Savings Investment Restoration Plan, Network Power Energy Systems North America Inc. Retirement Plan and Savings Investment Plan for Employees in Puerto Rico (the “Plans”), restrictions will be imposed on transactions in Emerson common stock within the Plans during a brief transition period. Specifically, no transactions in Emerson stock will be permitted during a period beginning at 3:00 p.m. Eastern Daylight Time on March 25, 2008 and expected to end during the week of April 6, 2008 through April 12, 2008 (the “Blackout Period”). Interested parties may obtain, without charge, information regarding the Blackout Period by contacting Timothy G. Westman, Vice President, Associate General Counsel and Assistant Secretary, Emerson Electric Co., 8000 W. Florissant Avenue, St. Louis, MO 63136, (314) 553-3822.

Under Regulation BTR, transactions by Emerson directors and executive officers in Emerson securities will be restricted during the Blackout Period. The notice to this effect provided to Emerson’s directors and executive officers on March 6, 2008 is included as Exhibit 99.1 to this filing and incorporated herein by reference.

The date Emerson received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was February 29, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description of Exhibits

99.1	Notice of temporary suspension of trading under the Company's employee benefit plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 6, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Notice of temporary suspension of trading under the Company's employee benefit plans.